ORIGIN BANCORP, INC. _______ 4Q AND FULL YEAR TWENTY21 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including the Company's loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID-19 pandemic and changes to interest rates by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "assumes," "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the continuing duration and impacts of the COVID-19 global pandemic and distribution of COVID-19 vaccines, as well as other efforts to contain the virus's transmission, including the effect of these factors on Origin's business, customers, and economic conditions generally as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy, including any economic stimulus legislation; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; Origin's ability to anticipate interest rate changes and manage interest rate risk; the effectiveness of Origin's risk management framework and quantitative models; the risk of widespread inflation; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin's business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the transition away from the London Interbank Offered Rate ("LIBOR") and the impact of any replacement alternatives such as the Secured Overnight Financing Rate ("SOFR") on Origin's business; possible changes in trade, monetary, and fiscal policies, laws, and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, many of these risks and uncertainties are currently amplified by, may continue to be amplified by, or may, in the future, be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect Origin's customers and the economies where they operate. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results. Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to evaluate the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period • Pre-tax, pre-provision earnings is calculated by adding provision for credit losses and income tax expense to net income • Pre-tax, pre-provision return on average assets is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average assets • Pre-tax, pre-provision return on average stockholder's equity is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average stockholder's equity • Total core deposits is calculated by subtracting brokered deposits and time deposits greater that $250,000 from total deposits. See the last few slides in this presentation for a reconciliation between the non-GAAP measures used in this presentation and their comparable GAAP numbers. 2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

ORIGIN BANCORP, INC. _______ 9 10 19 6 TEXAS Entry: DFW 2008 | Houston 2013 Loans: $2,695 Deposits: $3,132 LOUISIANA Entry: 1912 Loans: $1,341 Deposits: $2,850 DOLLARS IN MILLIONS, UNAUDITED (1) (2) 3 ORIGIN COMPANY SNAPSHOT • Origin Bancorp, Inc., the holding company for Origin Bank, is headquartered in Ruston, LA • Origin Bank was founded in 1912 • 44 banking centers operating across Texas, Louisiana & Mississippi DEPOSITS & LOANS BY STATE Note: All financial information is as of 12/31/21. (1) Non-market based deposits are not included in state deposits. (2) Excludes mortgage warehouse loans. MISSISSIPPI Entry: 2010 Loans: $568 Deposits: $588 9% 12% 43% 29% 48% 59% Loans (2)Deposits (1) ICS ICS

ORIGIN BANCORP, INC. _______ 4 A UNIQUE & DEFINED CULTURE

FINANCIAL RESULTS - FOURTH QUARTER 2021

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Balance Sheet	4Q21	3Q21	4Q20	Linked Qtr $ Δ	Linked Qtr % Δ	YoY $ Δ	YoY % Δ
Total Loans Held for Investment ("LHFI")	$ 5,231,331	$ 5,187,288	$ 5,724,773	$ 44,043	0.8 %	$ (493,442)	(8.6)%
Total Assets	7,861,285	7,470,478	7,628,268	390,807	5.2	233,017	3.1
Total Deposits	6,570,693	6,158,768	5,751,315	411,925	6.7	819,378	14.2
Total Stockholders' Equity	730,211	705,667	647,150	24,544	3.5	83,061	12.8
Tangible Common Equity[(1)]	678,881	675,837	616,670	3,044	0.5	62,211	10.1
Book Value per Common Share	30.75	30.03	27.53	0.72	2.4	3.22	11.7
Tangible Book Value per Common Share[(1)]	28.59	28.76	26.23	-0.17	(0.6)	2.36	9.0
Income Statement							
Net Interest Income	54,180	52,541	51,819	1,639	3.1	2,361	4.6
Provision for Credit Losses	(2,647)	(3,921)	6,333	1,274	32.5	(8,980)	(141.8)
Noninterest Income	16,701	15,923	15,381	778	4.9	1,320	8.6
Noninterest Expense	40,346	39,165	38,884	1,181	3.0	1,462	3.8
Net Income	28,322	26,978	17,552	1,344	5.0	10,770	61.4
Pre-Tax, Pre-Provision Earnings ("PTPP")[(1)]	30,535	29,299	28,316	1,236	4.2	2,219	7.8
Diluted EPS	1.20	1.14	0.75	0.06	5.3	0.45	60.0
Dividends Declared per Common Share	0.13	0.13	0.10	—	—	0.03	30.0
Selected Ratios							
NIM - FTE	3.06 %	3.02 %	3.07 %	4 bp	1.3	-1 bp	(0.3)
Efficiency Ratio	56.92	57.21	57.86	-29 bp	(0.5)	-94 bp	(1.6)
ROAA (annualized)	1.49	1.43	0.97	6 bp	4.2	52 bp	53.6
ROAE (annualized)	15.70	15.21	10.92	49 bp	3.2	478 bp	43.8
PTPP ROAA (annualized)[(1)]	1.60	1.56	1.57	4 bp	2.6	3 bp	1.9
PTPP ROAE (annualized)[(1)]	16.93	16.52	17.61	41 bp	2.5	-68 bp	(3.9)

[(1)] *As used in this presentation, tangible common equity, tangible book value per common share, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation.*

ORIGIN BANCORP, INC.
5

ORIGIN BANCORP, INC. _______ Income Statement Year Ended YoY $ Δ YoY % ΔDecember 31, 2021 December 31, 2020 (UNAUDITED) Net Interest Income $ 216,252 $ 191,536 $ 24,716 12.9 % Provision for Credit Losses (10,765) 59,900 (70,665) (118.0) Noninterest Income 62,193 64,652 (2,459) (3.8) Noninterest Expense 156,779 151,935 4,844 3.2 Net Income 108,546 36,357 72,189 198.6 PTPP(1) 121,666 104,253 17,413 16.7 Diluted EPS 4.60 1.55 3.05 196.8 Dividends Declared per Common Share 0.49 0.3775 0.1125 29.8 Selected Ratios NIM - FTE 3.10% 3.18% -8 bp (2.5) % Efficiency Ratio 56.31 59.31 -300 bp (5.1) ROAA 1.45 0.56 89 bp 158.9 ROAE 15.79 5.82 997 bp 171.3 PTPP ROAA(1) 1.63 1.62 1 bp 0.6 PTPP ROAE(1) 17.69 16.69 100 bp 6.0 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS 6 (1) As used in this presentation, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. FINANCIAL RESULTS - FULL YEAR 2021

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES 47,785 70,881 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Total Revenues ($) UNAUDITED Diluted EPS ($)Net Income ($) Total LHFI excluding PPP and MW LOC ($) Total Deposits ($) 0.53 1.20 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 12,702 28,322 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 3,672 6,571 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 3,102 4,498 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS DOLLARS IN MILLIONS DOLLARS IN MILLIONS Core Deposits ($)(1) 3,117 6,348 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 DOLLARS IN MILLIONS (1) As used in this presentation, core deposits is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 7

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES CONTINUED Pre-Tax Pre-Provision Earnings ($)(1) Efficiency Ratio (%) 66.99 56.92 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 UNAUDITED 15,773 30,535 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Net Charge Offs ($) 121 2,693 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Net Charge Offs to Total Average LHFI (%)(1) 0.01 0.21 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 21 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS Book Value per Common Share ($) 22.10 30.75 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 21.07 28.59 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Tangible Book Value per Common Share ($)(2) (1) Annualized (2) As used in this presentation, PTPP and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 8

ORIGIN BANCORP, INC. _______ 9 1,311 1,741 1,956 2,247 2,620 884 1,067 1,127 1,343 1,545 427 674 829 904 1,075 DFW Houston 2017 2018 2019 2020 2021 Deposit Trends by Texas Market ($) (2) Loan Trends by Texas Market ($) (1) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS, UNAUDITED • 19 branches throughout 5 counties in the 4th and 5th largest MSAs in the United States • Texas franchise represents 59% of LHFI, excluding mortgage warehouse loans, and 48% of deposits, excluding non-market- based deposits, at December 31, 2021 1,171 1,395 1,854 2,574 647 772 989 1,581 1,925524 623 865 993 1,207 DFW Houston 2017 2018 2019 2020 2021 CAGR 21.1% CAGR 27.9% (1) Excludes PPP and mortgage warehouse loans. (2) Non-market based deposits are not included in state deposits. 3,132

ORIGIN BANCORP, INC. _______ 10 ORGANIC LOAN GROWTH 2,986 3,581 3,869 4,094 4,498 2017 2018 2019 2020 2021 2,000 3,000 4,000 5,000 LHFI Key Data DOLLARS IN MILLIONS, UNAUDITED IDT • Remaining net deferred loan fees on PPP: $3.0 million • Remaining PPP loan balances: $105.8 million • PPP total loan originations: $767.4 million • PPP percent of loans forgiven at 12/31/2021: 84.5% • Total forgiveness applied for at 12/31/2021: 93.4% 437 582632 • LHFI excluding PPP and mortgage warehouse lines of credit increased 50.6% from 12/31/2017, with a CAGR of 10.8%. Total C&I excluding PPP, owner occupied CRE and CD increased 37.0% from 12/31/2017, with a CAGR of 8.2%. • Total LHFI at 12/31/2021, were $4.50 billion, excluding PPP and mortgage warehouse lines of credit, reflecting a $241.5 million, or 5.7%, increase compared to the linked quarter. • Total mortgage warehouse lines of credit were $627.1 million, or 12.0%, of total LHFI at 12/31/2021, which reflects normalization to our expected range of 10% to 12% by year-end 2021. LHFI excluding MW LOC and PPP Growth ($) PPP Highlights CAGR: 10.8% 1,483 1,803 1,902 1,833 2,032 2017 2018 2019 2020 2021 1,000 2,000 437 582632 C&I (excluding PPP), Owner Occupied CRE and C&D Growth ($) CAGR: 8.2%

DEPOSIT TRENDS

DOLLARS IN MILLIONS, UNAUDITED

Average Deposits ($)



5,884
651
678
1,686
2,869
5,870
437
656
1,701
3,076
6,244
227
632
1,838
3,547
6,206
582
1,966
3,658
6,289
562
2,111
3,616
4Q20
1Q21
2Q21
3Q21
4Q21
Interest-bearing
Time Deposits
Noninterest-bearing
Brokered

- Average noninterest-bearing deposits increased $145.0 million compared to the linked quarter and represented 33.6% of total average deposits.
- Average brokered deposits were zero for the 4Q21 quarter, and decreased by $651 million compared to 4Q20, based on a strategy to reduce non-core funding sources as PPP and mortgage warehouse balances declined.
- Overall cost of total deposits has declined 38.7% since 4Q20.
- There were $157.5 million in new and renewed CD's during 4Q21 with a weighted average interest rate of 0.21%

Deposit Cost Trends (QTD Annualized) (%)



1.20
0.95
0.78
0.67
0.59
0.43
0.37
0.31
0.30
0.28
0.31
0.26
0.22
0.21
0.19
4Q20
1Q21
2Q21
3Q21
4Q21
Time Deposits
Cost of Interest-bearing Deposits
Cost of Total Deposits

Time Deposit Repricing Schedule *

Maturity	Balance ($)	WAR (%)
1Q22	145	0.46
2Q22	121	0.43
3Q22	90	0.48
4Q22	71	0.46
1Q23+	116	0.98
Total	543	0.56

* Target time deposit rate of 18 basis points or less for new and renewed deposits. Projection is based upon December 31, 2021, time deposit balances.

ORIGIN BANCORP, INC. 11

WELL DIVERSIFIED LOAN PORTFOLIO

DOLLARS IN MILLIONS, UNAUDITED

Loan Composition at 12/31/2021: [(1)] $5,126



Residential Real Estate & Consumer 18%
Commercial & Industrial ("C&I") 27%
Non-Owner Occupied CRE: 23%
MW LOC: 12%
Owner Occupied Construction/Land/Land Development ("C&D"): 3%
Owner Occupied Commercial Real Estate ("CRE"): 10%
Non-Owner Occupied C&D: 7%
C&I, Owner Occupied CRE and C&D, MW LOC: 52%
Non-Owner Occupied CRE and C&D: 30%

C&I, Owner Occupied CRE and C&D, MW LOC: [(1)] $2,659



MW LOC: 12%
Real Estate & Construction: 8%
Finance & Insurance: 7%
Transportation: 3%
Retail Dealer: 2%
Restaurants: 2%
Professional Svcs: 2%
Materials&Commodities: 1%
Customer Svcs: 1%
Banks: 1%
Commercial Svcs: 1%
Healthcare: 1%
Entertainment: 1%
Wholesale Distri.: 1%
Misc: 9%

Loan Portfolio Details

(Dollars in thousands)	4Q21	3Q21	2Q21	1Q21	4Q20
C&I excl. PPP	$1,348,474	$1,218,246	$1,200,881	$1,250,350	$1,271,343
Owner Occupied CRE	523,655	473,558	457,895	483,624	460,524
Owner Occupied C&D	160,131	151,650	122,933	104,415	100,755
MW LOC	627,078	713,339	865,255	1,090,347	1,084,001
Total Commercial	2,659,338	2,556,793	2,646,964	2,928,736	2,916,623
Non-Owner Occupied CRE	1,169,857	1,116,961	1,022,641	971,025	927,415
Non-Owner Occupied C&D	369,952	367,270	374,237	443,821	431,105
Residential Real Estate	909,739	913,411	966,301	904,753	885,120
Consumer Loans	16,684	15,896	16,253	17,277	17,991
PPP Loans	105,761	216,957	369,910	584,148	546,519
Total Loans	$5,231,331	$5,187,288	$5,396,306	$5,849,760	$5,724,773

(1) *Does not include loans held for sale or PPP loans.*

Non-Owner Occupied CRE and C&D: [(1)] $1,540



Misc: 2%
Finance & Insurance: 1%
Restaurant: 1%
Hotel: 1%
Multi-family: 2%
Healthcare: 5%
Office Building: 6%
Real Estate & Construction: 6%
Retail Shopping: 6%

ORIGIN BANCORP, INC.
12

ORIGIN BANCORP, INC. _______ 13 MOBILE FEATURE ADOPTION RATES(1) SUPPORTING OUR CUSTOMERS - LEVERAGING TECHNOLOGY ZELLE® USERS 35.1% GROWTH ZELLE® TRANSFERS 51.2% GROWTH 34.0% TRANSFER ADOPTION % ORIGIN BANK 29.2% INDUSTRY BENCHMARK 25.5% DEPOSIT ADOPTION % ORIGIN BANK 19.4% INDUSTRY BENCHMARK 7.2% BILL PAY ADOPTION % ORIGIN BANK 5.4% INDUSTRY BENCHMARK (1) All data provided by FIS Metrics Intelligence based upon asset size peer groups for the month of December 2021. REGISTERED APP USERS 13.4% GROWTH MOBILE DEPOSIT TRANSACTIONS 6.3% GROWTH Note: Growth rates compare December 2021 to December 2020. ILT

ORIGIN BANCORP, INC. _______ 2.08 1.81 1.66 1.52 1.35 Classified LHFI / Total LHFI excl. PPP Loans (%) Net Charge-Offs / Average LHFI excl. PPP Loans (annualized) (%) 4Q20 1Q21 2Q21 3Q21 4Q21 0.14 0.23 0.23 0.24 0.220.50 0.63 0.61 0.49 0.490.50 0.50 0.61 0.52 0.50 Nonperforming LHFI / LHFI excl. PPP loans (%) Past due LHFI / LHFI excl. PPP loans (%) 4Q20 1Q21 2Q21 3Q21 4Q21 14 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses ("ALCL") 86,670 85,136 77,104 69,947 64,586 1.51 1.46 1.43 1.35 2.10 2.02 1.84 1.63 1.43 ALCL ($) ALCL as a percentage of LHFI (%) ALCL as a percentage of LHFI excl. PPP and MW LOC (%) 4Q20 1Q21 2Q21 3Q21 4Q21 • Provision for credit losses for 4Q21 was a net benefit of $2.6 million, compared to a net benefit of $3.9 million in 3Q21, and provision expense of $6.3 million in 4Q20. The decline in the provision expense is primarily due to improvement in forecasted economic conditions and stable credit quality metrics. • ALCL to nonperforming LHFI is 259.35% at 4Q21, 284.86% at 3Q21, and 331.45% at 4Q20. DOLLARS IN THOUSANDS, UNAUDITED 1.23

ORIGIN BANCORP, INC. _______ 15 LHFI: Fixed \ Variable (by Index) at 12/31/2021 Fixed: 42% 1m LIBOR: 34% Prime: 23% Other indices: 1% YIELDS, COSTS AND LHFI PROFILE Yield on LHFI (%) 3.89 4.03 4.00 4.05 4.114.06 3.99 3.97 3.98 3.94 3.25 3.25 3.25 3.25 3.25 0.15 0.12 0.10 0.09 0.09 Yield on LHFI Yield on LHFI excl. PPP Loans Avg. Prime Rate Avg. 1M LIBOR 4Q20 1Q21 2Q21 3Q21 4Q21 Cost of Funds (%) 0.47 0.42 0.38 0.37 0.34 0.43 0.37 0.28 0.31 0.26 0.19 Cost of Total Deposits & Borrowings Cost of Interest Bearing Deposits Cost of Total Deposits 4Q20 1Q21 2Q21 3Q21 4Q21 0.22 0.31 0.30 0.21 Lo an B al an ce s (in m ill io ns ) Loan Balance 1-25 bps 26-50 bps 51-75 bps 76-100 bps >100 bps No Impact $0 $200 $400 $600 $800 $1,000 $1,200 1M LIBOR & Prime Indexed Loans excluding Mortgage Warehouse $1.99 billion - total $979.4 million no impact $1.01 billion "in the money" floors 17.0% 13.8% 5.5% 7.3% 7.2% 49.2%

ORIGIN BANCORP, INC. _______ 16 DOLLARS IN THOUSANDS, UNAUDITED 51,819 55,239 54,292 52,541 54,180 39,955 40,394 41,323 42,884 45,035 8,587 8,707 7,416 5,962 5,385 3,277 6,138 5,553 3,695 3,760 3.07 3.22 3.12 3.02 3.06 3.06 3.06 2.97 2.87 2.85 Net Interest Income excl. PPP & MW LOC ($) MW LOC Net Interest Income ($) PPP Net Interest Income ($) NIM (FTE) (%) NIM (FTE) excl. PPP & MW LOC (%) 4Q20 1Q21 2Q21 3Q21 4Q21 • NIM (FTE) excluding PPP and mortgage warehouse lines of credit decreased by two basis points to 2.85% in 4Q21 from 3Q21, driven primarily by excess liquidity migrating into comparatively lower interest-earning investment securities, offset by increases in the yield on interest-bearing balances due from banks. • Net forgiven PPP deferred loans fees contributed $3.1 million to net interest income in 4Q21. • NIM (FTE) was 3.06% in 4Q21, compared to 3.02% in 3Q21. NET INTEREST INCOME AND NIM TRENDS 45,035 42,884 1,153 442 298 231 228 (201) 3Q 21 Inv es tm en t Sec ur itie s RE Lo an s IB D ep os its C&I e xc l. P PP Non -M ar ke tab le Equ ity S ec . H eld in Othe r F in. In sti . Othe r 4Q 21 40,000 42,000 44,000 46,000 2.85 2.87 0.08 0.02 0.01 (0.01) (0.01) (0.02) (0.09) 3Q 21 IB B al. D ue Fr om B an ks IB D ep os its Non -M ar ke tab le Equ ity Sec . H eld in O the r F in. In sti . C&I e xc l. P PP RE Lo an s Othe r Inv es tm en t Sec ur itie s 4Q 21 2.60 2.80 3.00 Net Interest Income Changes Excl. PPP and MW LOC - 4Q21 ($) NIM Changes Excl. PPP and MW LOC - 4Q21 (%) INIM

NET REVENUE DISTRIBUTION

DOLLARS IN THOUSANDS, UNAUDITED

Net Interest Income + Noninterest Income ($)



70,881
47,785
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
Net Interest Income
Noninterest Income

Noninterest Income ($)



16,701
10,615
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
Service Charges & Fees
Insurance Commission & Fee Income
Mortgage Banking Revenue
Other

Components of Other Noninterest Income

	4Q21	3Q21	2Q21	1Q21	4Q20
Gain on Fair Value of Lincoln Agency	$ 5,200	$ —	$ —	$ —	$ —
Limited Partnership Investment Income	50	3,078	801	1,772	368
Swap Fee (loss) Income[(1)]	(285)	727	24	348	233
Valuation Income	11	(145)	125	(224)	31
Gain on Sale of Securities	75	—	5	1,668	225
Other	1,973	2,111	1,929	1,876	1,778
Total	$ 7,024	$ 5,771	$ 2,884	$ 5,440	$ 2,635

[(1)] To benefit future income, the Company elected to unwind a one-way swap during the quarter ended December 31, 2021, and paid an early termination fee of $296,000.

- **Track record of sustained growth in income streams**
- **Warehouse lending portfolio supports net interest income in low-rate environments**
- **Diverse noninterest income sources**
- **Community banking mortgage model supports earnings in low-rate environments**
- **Focus on steady long-term growth in insurance commission and fee income**

ORIGIN BANCORP, INC.
17

ORIGIN BANCORP, INC. _______ 38,884 39,436 37,832 39,165 40,346 22,475 22,325 22,354 23,629 24,718 4,271 4,339 4,349 4,353 4,306 2,178 2,173 2,313 2,329 2,3021,856 1,705 2,154 1,949 1,880 1,472 1,454 1,498 1,598 1,849 6,632 7,440 5,164 5,307 5,291 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Loan-related Expenses Office and Operations Other 4Q20 1Q21 2Q21 3Q21 4Q21 18 • Salaries and employee benefits increased in 4Q21 compared to 3Q21 by $1.1 million, primarily due to bonus incentive compensation. • The focus remains on our technology strategy to build efficient scale to support additional organic growth and continue to create operational efficiencies. E FF IC E N C Y R A TI O (% ) 2.16 2.17 2.03 2.08 2.12 57.86 54.49 56.69 57.21 56.92 4Q20 1Q21 2Q21 3Q21 4Q21 45 60 75 1.5 1.8 2.0 2.3 Operating Leverage (%) NONINTEREST EXPENSE ANALYSIS N IE / AV E R A G E A S S E TS (% ) DOLLARS IN THOUSANDS, UNAUDITED Noninterest Expense Composition ($)

ORIGIN BANCORP, INC. _______ 8.6 8.7 8.9 9.2 9.2 9.0 9.0 9.2 9.5 9.7 Company Level Bank Level 4Q20 1Q21 2Q21 3Q21 4Q21 10.1 10.3 11.2 11.4 11.410.5 10.7 11.6 11.8 12.0 Company Level Bank Level 4Q20 1Q21 2Q21 3Q21 4Q21 19 CAPITAL Bank Level Company Level Sub-debt Impact 13.8 13.9 14.9 15.0 14.8 12.9 13.1 13.9 14.0 14.1 Company Level Bank Level 4Q20 1Q21 2Q21 3Q21 4Q21 Total Capital to Risk-Weighted Assets Changes - 4Q21 (%)(1) 14.95 0.47 0.21 0.12 0.07 0.06 (0.05) (0.07) (0.08) (0.25) (0.31) (0.36) 3Q 21 Net Inc om e W H LO C Ins ura nc e A cq uis itio n Inv es tm en t s ec uri tie s To tal Lo an G row th ex cl. M W LO C, C&I, & C RE Divi de nd s Othe r Off B ala nc e S he et CRE C&I Goo dw ill & In tan gib les 4Q 21 14.50 15.00 15.50 16.00 14.76 ICap ICap Total Capital to Risk-Weighted Assets (%)(1)Tier 1 Capital to Risk-Weighted Assets (%)(1) Tier 1 Capital to Average Assets (Leverage Ratio) (%)(1) (1) December 31, 2021, ratios are estimated.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of Core Deposits:

	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Total Deposits	$6,570,693	$6,158,768	$6,028,352	$6,346,194	$5,751,315	$5,935,925	$5,372,222	$4,556,246
Less: Brokered Deposits	—	—	—	571,673	431,180	835,902	490,881	435,138
Less: Time Deposits > $250K	222,656	245,312	264,566	276,629	271,272	275,112	311,256	309,918
Core Deposits	$6,348,037	$5,913,456	$5,763,786	$5,497,892	$5,048,863	$4,824,911	$4,570,085	$3,811,190

	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18
Total Deposits	$4,228,612	$4,284,317	$3,855,012	$3,898,248	$3,783,138	$3,727,158	$3,672,097
Less: Brokered Deposits	152,556	330,370	139,181	327,693	332,341	278,784	239,818
Less: Time Deposits > $250K	319,055	341,728	349,262	356,298	364,080	343,082	315,741
Core Deposits	$3,757,001	$3,612,219	$3,366,569	$3,214,257	$3,086,717	$3,105,292	$3,116,538

Calculation of PTPP Earnings:

	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Net Income	$ 28,322	$ 26,978	$ 27,733	$ 25,513	$ 17,552	$ 13,095	$ 4,957	$ 753
Plus: Provision for Credit Losses	(2,647)	(3,921)	(5,609)	1,412	6,333	13,633	21,403	18,531
Plus: Income Tax Expense	4,860	6,242	6,774	6,009	4,431	3,206	786	(427)
PTPP Earnings	$ 30,535	$ 29,299	$ 28,898	$ 32,934	$ 28,316	$ 29,934	$ 27,146	$ 18,857

	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18
Net Income	$ 12,827	$ 14,617	$ 12,283	$ 14,155	$ 13,178	$ 12,318	$ 12,702
Plus: Provision for Credit Losses	2,377	4,201	1,985	1,005	1,723	504	311
Plus: Income Tax Expense	3,175	3,620	2,782	3,089	2,725	2,568	2,760
PTPP Earnings	$ 18,379	$ 22,438	$ 17,050	$ 18,249	$ 17,626	$ 15,390	$ 15,773

ORIGIN BANCORP, INC.
20

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of Tangible Book Value per Common Share:

	4Q21	3Q21	2Q21	1Q21	4Q20
Total Common Stockholders' Equity	$ 730,211	$ 705,667	$ 688,235	$ 656,355	$ 647,150
Less: Goodwill and Other Intangible Assets, net	51,330	29,830	30,024	30,246	30,480
Tangible Common Equity	$ 678,881	$ 675,837	$ 658,211	$ 626,109	$ 616,670
Divided by Common Shares Outstanding at the End of the Period	23,746,502	23,496,058	23,502,215	23,488,884	23,506,312
Tangible Book Value per Common Share	$ 28.59	$ 28.76	$ 28.01	$ 26.66	$ 26.23
	3Q20	**2Q20**	**1Q20**	**4Q19**	**3Q19**
Total Common Stockholders' Equity	$ 627,637	$ 614,781	$ 606,631	$ 599,362	$ 588,363
Less: Goodwill and Other Intangible Assets, net	30,717	30,953	31,241	31,540	31,842
Tangible Common Equity	$ 596,920	$ 583,828	$ 575,390	$ 567,822	$ 556,521
Divided by Common Shares Outstanding at the End of the Period	23,506,586	23,501,233	23,475,948	23,480,945	23,481,781
Tangible Book Value per Common Share	$ 25.39	$ 24.84	$ 24.51	$ 24.18	$ 23.70
	2Q19	**1Q19**	**4Q18**	**3Q18**	**2Q18**
Total Common Stockholders' Equity	$ 584,293	$ 568,122	$ 549,779	$ 531,919	$ 519,356
Less: Goodwill and Other Intangible Assets, net	32,144	32,497	32,861	33,228	24,113
Tangible Common Equity	$ 552,149	$ 535,625	$ 516,918	$ 498,691	$ 495,243
Divided by Common Shares Outstanding at the End of the Period	23,774,238	23,745,985	23,726,559	23,621,235	23,504,063
Tangible Book Value per Common Share	$ 23.22	$ 22.56	$ 21.79	$ 21.11	$ 21.07

ORIGIN BANCORP, INC.
21

ORIGIN BANCORP, INC. _______ 4Q21 3Q21 4Q20 Calculation of PTPP Earnings: Net Income $ 28,322 $ 26,978 $ 17,552 Plus: Provision for Credit Losses (2,647) (3,921) 6,333 Plus: Income Tax Expense 4,860 6,242 4,431 PTPP Earnings $ 30,535 $ 29,299 $ 28,316 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 30,535 $ 29,299 $ 28,316 Divided by Number of Days in the Quarter 92 92 92 Multiplied by the Number of Days in the Year 365 365 366 Annualized PTPP Earnings $ 121,144 $ 116,241 $ 112,648 Divided by Total Average Assets $ 7,559,570 $ 7,464,813 $ 7,164,028 PTPP ROAA (Annualized) 1.60% 1.56% 1.57 % Divided by Total Average Stockholder's Equity $ 715,614 $ 703,605 $ 639,508 PTPP ROAE (Annualized) 16.93% 16.52% 17.61% 22 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ORIGIN BANCORP, INC. _______ Year Ended December 31, 2021 December 31, 2020 Calculation of PTPP Earnings: Net Income $ 108,546 $ 36,357 Plus: Provision for Credit Losses (10,765) 59,900 Plus: Income Tax Expense 23,885 7,996 PTPP Earnings $ 121,666 $ 104,253 Calculation of PTPP ROAA and PTPP ROAE: Divided by Total Average Assets $ 7,470,927 $ 6,442,528 PTPP ROAA 1.63% 1.62 % Divided by Total Average Stockholder's Equity $ 687,648 $ 624,580 PTPP ROAE 17.69% 16.69% 23 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES